UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Oaktree Strategic Income II, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Oaktree Strategic Income II, Inc.

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

Dear Stockholders:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Oaktree Strategic Income II, Inc. (the “Company”) to be held virtually on March 4, 2022, at 11:30 a.m., Pacific Time at the following website: www.virtualshareholdermeeting.com/osi22022. Stockholders of record of the Company at the close of business on January 4, 2022 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting and 2022 proxy statement. Your vote is very important to us.

Our Board of Directors (the “Board”) unanimously recommends that you vote “FOR” the election of each of the nominees proposed by our Board and described in the accompanying proxy statement and “FOR” the proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2022. You can vote for our Board’s nominees and on the other matters to be voted on at the Annual Meeting by following the instructions on the enclosed proxy card and voting by Internet or telephone or by signing, dating and retuning the enclosed proxy card in the postage-paid envelope provided.

It is important that your shares be represented at the Annual Meeting. Please follow the instructions on the enclosed proxy card and vote via the Internet or telephone. We encourage you to vote via the Internet as it saves us significant time and processing costs. However, you may also vote your proxy by signing, dating and returning the enclosed proxy card to us in the postage-paid envelope provided. Voting by proxy does not deprive you of your right to participate in the virtual Annual Meeting.

No matter how many or few shares in the Company you own, your vote and participation are very important to us.

Sincerely,

/s/ Armen Panossian
Armen Panossian
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on March 4, 2022.

The proxy statement for the Annual Meeting and the Company’s Annual Report on Form 10-K for the year ended September 30, 2021 are also available at www.proxyvote.com. Please have the control number found on your proxy card ready when you visit this website.

OAKTREE STRATEGIC INCOME II, INC.

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

NOTICE OF VIRTUAL 2022 ANNUAL MEETING OF STOCKHOLDERS

Online Meeting Only — No Physical Meeting Location

www.virtualshareholdermeeting.com/osi22022

March 4, 2022, 11:30 a.m., Pacific Time

Dear Stockholders:

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Oaktree Strategic Income II, Inc., a Delaware corporation (the “Company”), will be conducted online on March 4, 2022, at 11:30 a.m., Pacific Time at the following website:

www.virtualshareholdermeeting.com/osi22022.

At the Annual Meeting, in addition to transacting such other business as may properly come before the meeting and any adjournments and postponements thereof, the stockholders of the Company will consider and vote on the following proposals:

•	The election of two directors, who will each serve until the 2025 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified; and

•	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2022.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE COMPANY’S DIRECTOR NOMINEES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AND “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2022.

You have the right to receive notice of, and to vote at, the Annual Meeting if you were a stockholder of record of the Company at the close of business on January 4, 2022.

Whether or not you plan to participate in the Annual Meeting, we encourage you to vote your shares by following the instructions on the enclosed proxy card.

We are not aware of any other business, or any other nominees for election as directors of the Company, that may properly be brought before the Annual Meeting.

Thank you for your continued support of Oaktree Strategic Income II, Inc.

By order of the Board of Directors,

/s/ Mary Gallegly
Mary Gallegly
General Counsel and Secretary

Los Angeles, CA

January 20, 2022

To ensure proper representation at the Annual Meeting, please follow the instructions on the enclosed proxy card to vote your shares via the Internet or telephone, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. Even if you vote your shares prior to the Annual Meeting, you still may participate in the virtual Annual Meeting.

Oaktree Strategic Income II, Inc.

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

PROXY STATEMENT

Virtual 2022 Annual Meeting of Stockholders

General

We are furnishing you this proxy statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Oaktree Strategic Income II, Inc. (the “Company”, “we”, “us” or “our”) for use at the Company’s virtual 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The date of mailing of this proxy statement, the accompanying Notice of Virtual 2022 Annual Meeting of Stockholders, proxy card and the Company’s Annual Report for the fiscal year ended September 30, 2021 is expected to be on or about January 20, 2022. When we refer to the Company’s fiscal year, we mean the 12-month period ending September 30 of the stated year (for example, fiscal year 2021 was October 1, 2020 through September 30, 2021).

We encourage you to vote your shares, by following the instructions on the enclosed proxy card and granting a proxy (i.e., authorizing someone to vote your shares). If you provide voting instructions, either via the Internet, by telephone or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided, and the Company receives them in time for the Annual Meeting, the persons named as proxies will vote your shares in the manner that you specified.

Annual Meeting Information

The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual Annual Meeting will be held on March 4, 2022 at 11:30 a.m., Pacific Time. To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/osi22022 and enter the 16-digit control number included on the proxy card you received or in the instructions that accompanied your proxy materials for the Company. Online check-in will begin at 11:25 a.m., Pacific Time. Please allow time for online check-in procedures.

You are entitled to participate in the virtual Annual Meeting only if you are a stockholder of the Company as of the close of business on the record date for the Annual Meeting, which is January 4, 2022 (the “Record Date”), or you hold a valid proxy for the Annual Meeting.

Availability of Proxy and Annual Meeting Materials

This 2022 proxy statement and the Annual Report on Form 10-K for the year ended September 30, 2021 are also available at www.proxyvote.com. Please have the control number found on your proxy card ready when you visit this website.

Purpose of Annual Meeting

In addition to transacting such other business as may properly come before the Annual Meeting and any adjournments or postponements, at the Annual Meeting, the stockholders will be asked to vote on the following proposals:

1.    To elect two directors who will each serve until the 2025 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified; and

2.    To ratify the selection of Ernst & Young LLP (“EY”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022.

Voting Information

General

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE COMPANY’S DIRECTOR NOMINEES DESCRIBED IN THIS PROXY STATEMENT AND “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER  30, 2022.

Voting Securities

You may cast one vote for each share of common stock of the Company that you owned as of the Record Date. Shares of the Company’s common stock have equal voting rights as all other shares of the Company’s common stock and are the only class of voting securities outstanding of the Company. As of January 4, 2022, the Company had 17,401,121 shares of common stock outstanding.

Quorum Required

For the Company to conduct business at the Annual Meeting, a quorum of stockholders must be present at the Annual Meeting. The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of the shares of the Company’s common stock outstanding on the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote on certain proposals (which are considered “broker non-votes” with respect to such proposals) will be treated as shares present for quorum purposes.

The Chairman of the Company shall have the power to adjourn the Annual Meeting, whether or not a quorum is present, from time to time for any reason and without notice other than announcement at the Annual Meeting.

Submitting Voting Instructions for Shares Held Through a Broker, Bank, Trustee or Nominee

If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee, you must follow the voting instructions you receive from your broker, bank, trustee or nominee. If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee and want to participate in the virtual Annual Meeting, you must follow the instructions you receive from your broker, bank, trustee or nominee. Please instruct your broker, bank, trustee or nominee so your vote can be counted.

Discretionary Voting

Brokers, banks, trustees and nominees have discretionary authority to vote on “routine” matters, but not on “non-routine” matters. The “routine” matter being considered by the Company at this Annual Meeting is the ratification of the appointment of the Company’s independent registered public accounting firm, and the “non-routine” matter being considered by the Company at this Annual Meeting is the election of directors. If you hold your shares in street name (or “nominee name”) and do not provide your broker, bank, trustee or nominee who holds such shares of record with specific instructions regarding how to vote on the Company’s proposal to elect directors, your broker may not be permitted to vote your shares on such “non-routine” proposal.

Please note that to be sure your vote is counted on the Company’s proposal to elect two directors, you should instruct your broker, bank, trustee or nominee how to vote your shares. If you do not provide voting instructions, votes may not be cast on your behalf with respect to that proposal.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares of the Company’s common stock, you may authorize a proxy to vote on your behalf by following the instructions provided on the enclosed proxy card. Authorizing your proxy will not limit your right to participate in the virtual Annual Meeting and vote your shares online. A properly completed and submitted proxy will be voted in accordance with your instructions unless you subsequently revoke your instructions. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares according to the Board’s recommendations. Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

Receipt of Multiple Proxy Cards

Some stockholders hold their shares in more than one account and may receive a separate proxy card for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote by following the instructions on each proxy card you receive.

Revoking Your Proxy

If you are a stockholder of record of the Company, you can revoke your proxy at any time before it is exercised by: (i) delivering a written revocation notice that is received prior to the Annual Meeting to Oaktree Strategic Income II, Inc., 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, Attention: General Counsel and Secretary; (ii) submitting a later-dated proxy that we receive before the conclusion of voting at the Annual Meeting; or (iii) participating in the virtual Annual Meeting and voting online. If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee, you must follow the instructions you receive from them in order to revoke your voting instructions. Participating in the virtual Annual Meeting does not revoke your proxy unless you also vote online at the Annual Meeting.

Votes Required

Election of directors. The affirmative vote of a plurality of the shares of the Company’s common stock outstanding and entitled to vote thereon at the Annual Meeting is required to elect each director nominee (i.e., the candidate(s) receiving the most “FOR” votes will win each election). Stockholders may not cumulate their votes. Votes to “withhold authority” and broker non-votes will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Ratification of independent registered public accounting firm. The affirmative vote of a majority of the Company’s votes cast at the Annual Meeting is required to ratify the appointment of EY to serve as the Company’s independent registered public accounting firm (i.e., the number of shares voted “FOR” the ratification of the appointment of EY exceeds the number of votes “against” the ratification of the appointment of EY). Abstentions and broker non-votes, if any, will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Information Regarding This Solicitation

The Company will bear the expenses of the solicitation of proxies. In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone or facsimile, by regular employees of Oaktree Fund

Administration, LLC (“Oaktree Administrator”), the Company’s administrator, and its affiliates and/or a paid solicitor. No additional compensation will be paid to such regular employees for such services. If the Company retains a solicitor, the Company estimates that it will pay an aggregate of approximately $5,000 plus out-of-pocket expenses for such services and you could be contacted by telephone on behalf of the Company and be urged to vote. If the Company retains a solicitor, the solicitor will not attempt to influence how you vote your shares, but will only ask that you take the time to cast a vote. The Company will reimburse brokers and other persons holding the Company’s common stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies. The principal address of Oaktree Administrator is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 4, 2022, the beneficial ownership information of each current director, including the nominee for director, of the Company, as well as the Company’s executive officers, each person known to it to beneficially own 5% or more of the outstanding shares of its common stock, and the executive officers and directors as a group. Percentage of beneficial ownership is based on 17,401,121 shares of common stock outstanding as of January 4, 2022.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to the securities. Based upon the absence of filings with the SEC by persons reporting beneficial ownership of 5% or more of the Company’s common stock, the Company believes there are no such persons.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table below has sole voting and investment power over the shares beneficially owned by such beneficial owner. The directors are divided into two groups — interested director and independent directors. The interested director is an “interested person” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”). We define “Independent Directors” below under “Proposal I — Election of Directors.” The address of all executive officers and directors is c/o Oaktree Strategic Income II, Inc., 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

Name	Number of Shares of Common Stock Owned Beneficially	Percentage of Company Common Stock Outstanding
Interested Director:
Armen Panossian	—	—
Independent Directors:
Deborah Gero	—	—
Allison Keller	—	—
Stephen Mosko	—	—
Executive Officers:
Christopher McKown	—	—
Mathew Pendo	—	—
Matthew Stewart	—	—
Ashley Pak	—	—
All Executive Officers and Directors as a Group(1)	—	—
5% Holders	—	—

(1)	Amount only includes Section 16(a) reporting persons of the Company.

The following table sets forth, as of January 4, 2022, the dollar range of our equity securities that is beneficially owned by each of the current directors of the Company.

Name	Dollar Range of Equity Securities Beneficially Owned(1)
Interested Director:
Armen Panossian	—

Independent Directors:
Deborah Gero	—
Allison Keller	—
Stephen Mosko	—

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PROPOSAL 1 — ELECTION OF DIRECTORS

The business and affairs of the Company is managed under the oversight of its Board. The Board currently consists of four members, of whom one is an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. The Board may modify its number of members in accordance with the Company’s amended and restated bylaws, except that no decrease in the number of directors shall shorten the term of any incumbent director. Pursuant to Section 56 of the 1940 Act, a majority of the directors of the Board must be comprised of persons who are not “interested persons” of the Company, as defined in Section 2(a)(19) of the 1940 Act (the “Non-Interested Directors”). In addition, the Board has determined that it is appropriate that a majority of our directors meet the definition of “independent director” under the corporate governance standards of The NASDAQ Stock Market LLC (“NASDAQ”). We refer to our directors that are Non-Interested Directors and that satisfy the independent director requirements of NASDAQ as “Independent Directors”.

Under the amended and restated certificate of incorporation of the Company, directors are divided into three classes. At each annual meeting of stockholders of the Company, the successors to the director(s) whose term expires at such meeting will be elected to hold office for a term typically expiring at the annual meeting of stockholders held in the third year following the year of his or her election or until his or her successor has been duly elected and qualified or any director’s earlier resignation, death or removal.

Ms. Gero and Mr. Mosko have each been nominated for re-election to the Board for a three-year term expiring at the 2025 Annual Meeting of Stockholders of the Company.

No person being nominated by the Company as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

Any stockholder of the Company can vote for or withhold on each of the director nominees. Votes to “withhold authority” and broker non-votes will not be included in determining the number of votes cast and, as a result, will have no effect on the election of a director nominee. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy “FOR” the election of each of the nominees named above. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person nominated by the Board as a replacement. The Board has no reason to believe that any director nominee named will be unable or unwilling to serve.

The Company’s Board unanimously recommends a vote “FOR” each of the Company’s director nominees described in this proxy statement.

Director and Executive Officer Information

Directors

Information regarding the Company’s nominees for election as directors at the Annual Meeting and the Company’s continuing directors is set forth below. We have divided the directors into two groups — Independent Directors and interested directors.

Name, Address, and Age(1)	Positions with Company — Length of Time Served; Term of Office	Principal Occupation(s) During the Past Five Years	Number of Companies in Fund Complex (2) Overseen by Director	Other Directorships Held by Director or Nominee Director During the Past Five Years
Interested Director

Armen Panossian (45)	Class III Director, Chairman, Chief Executive Officer and Chief Investment Officer since 2019; term expires in 2024	Chairman, Chief Executive Officer and Chief Investment Officer of the Company; Chairman, Chief Executive Officer and Chief Investment Officer of Oaktree Strategic Credit Fund (“OSCF”) since December 2021; Chief Executive Officer and Chief Investment Officer of Oaktree Specialty Lending Corporation (“OCSL”) since 2019; Chief Executive Officer and Chief Investment Officer of Oaktree Strategic Income Corporation (“OCSI”) from September 2019 to March 2021; Managing Director and Head of Liquid Credit of Oaktree Capital Management, L.P. (“OCM”), an affiliate of Oaktree Fund Advisors LLC, the Company’s investment adviser (“Oaktree”); as well as portfolio manager for OCM’s U.S. Senior Loan strategy. Mr. Panossian also oversees OCM’s Structured Credit, U.S., European and Global High Yield Bond, European Senior Loan, and U.S., Non-U.S. and High Income Convertibles strategies.	2	Trustee, OSCF (2021-present)

Name, Address, and Age(1)	Positions with Company — Length of Time Served; Term of Office	Principal Occupation(s) During the Past Five Years	Number of Companies in Fund Complex (2) Overseen by Director	Other Directorships Held by Director or Nominee Director During the Past Five Years
Independent Directors

Allison Keller (57)	Class II Director since 2018; term expires in 2023	Since 2007, Executive Director and Chief Financial Officer of W.M. Keck Foundation; from 2007 through 2016, Ms. Keller was also the President of Oakmont Corporation, a private investment firm and family office assisting multi-generational, high net worth extended families and related private foundations.	2	Trustee, OSCF (2021-present)

Stephen Mosko* (65)	Class I Director since 2018; term expires in 2022; if elected, term expires in 2025	Chief Executive Officer of Village Roadshow Entertainment Group since October 2018; from 2015 to 2016, Mr. Mosko served as Chair of Sony Pictures Television for which he remains a consultant. Mr. Mosko also served as the President of Sony Pictures’ U.S. Television operation, Executive Vice President of Sales for Sony Pictures Television and Vice President of the Western Region for Columbia TriStar Television Distribution.	2	Trustee, OSCF (2021-present)

Deborah Gero* (61)	Class I Director since 2019; term expires in 2022; if elected, term expires in 2025	Until 2018, various positions with American International Group, Inc. and its affiliates (collectively, “AIG”), including as a Senior Managing Director and Deputy Chief Investment Officer of AIG Asset Management from 2012 to 2018 and Chief Risk Officer for the Life and Retirement division from 2009 to 2012.	3	Director, OCSL (2019-present); Trustee, OSCF (2021-present)

*	Director nominee.
(1)	The address of all directors is c/o Oaktree Strategic Income II, Inc., 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.
(2)

“Fund Complex” includes the Company, OCSL and OSCF, each a company that has elected to be regulated as a “business development company” (“BDC”) under the 1940 Act that has the same investment adviser, Oaktree, and administrator, Oaktree Administrator, as the Company.

Biographical information regarding the Company’s directors is set forth below.

Executive Officers

The following persons serve as the Company’s executive officers in the following capacities:

Name	Age	Position
Christopher McKown	40	Chief Financial Officer and Treasurer
Mathew Pendo	58	President
Matthew Stewart	37	Chief Operating Officer
Ashley Pak	44	Chief Compliance Officer

Biographical Information

Independent Directors

Allison Keller. Ms. Keller has been a Director and has served as the Chair of the Audit Committee since July 2018. Ms. Keller has also been a Trustee of OSCF since December 2021. Since 2007, Ms. Keller has been the Executive Director and Chief Financial Officer of the W.M. Keck Foundation, a foundation focused primarily on promoting pioneering scientific discoveries as well as undergraduate education and, in Southern California, community programs. Ms. Keller manages the program, investment, staff and administrative activities while working closely with the foundation’s board of directors to develop the foundation’s vision and strategies. From 2007 through 2016, Ms. Keller was also the President of Oakmont Corporation, a private investment firm and family office assisting multi-generational, high net worth extended families and related private foundations. Previously, Ms. Keller was a corporate partner with O’Melveny & Myers LLP. Ms. Keller’s practice focused on raising public and private capital, counseling private and public company boards of directors on strategic transactions and corporate governance policies, negotiating business combinations and reviewing complex regulatory filings. Ms. Keller’s philanthropic work includes board service in both public and private higher education and K-12 education and medical research and education. Ms. Keller has also performed pro bono legal work for multiple community organizations in Los Angeles. Ms. Keller earned her A.B. from Princeton University and J.D. from UCLA School of Law.

Stephen Mosko. Mr. Mosko has been a Director and has served as a member of the Audit Committee since July 2018. Mr. Mosko has also been a Trustee of OSCF since December 2021. Since October 2018, Mr. Mosko has served as Chief Executive Officer of Village Roadshow Entertainment Group. Mr. Mosko formerly served as Chair of Sony Pictures Television for which he remains a consultant. Mr. Mosko also served as the President of Sony Pictures’ U.S. Television operation, Executive Vice President of Sales for Sony Pictures Television and Vice President of the Western Region for Columbia TriStar Television Distribution. Before joining Sony Pictures, Mr. Mosko held earlier career positions as Local Sales Manager of NBC affiliate WMAR-TV in Baltimore, and in Philadelphia as General Sales Manager of WTAF-TV and Vice President and Station Manager of WPHL-TV. Mr. Mosko has served as Chairman of the National Association of Television Program Executives; Chairman of the Academy of Television Arts & Sciences Foundation; Director of Game Show Network, LLC and Game Show Network; Director of The Advertising Council, Inc.; Member of the Board of Directors for the Celine Cousteau Film Fellowship; Member of the Executive Committee of the Los Angeles Board of Governors of The Paley Museum; Member of the National Board of Junior Achievement; Member of

the Executive Board of the UCLA School of Theater, Film and Television; Director at Loyola Marymount University, Los Angeles; Member of the Philadelphia Police Department’s Drug Advisory Council; and President of the Philadelphia Ad Club. Mr. Mosko received his Bachelor of Arts in Communications from the University of Delaware. Mr. Mosko also received honorary degrees from Loyola Marymount University, Chapman University and the University of Delaware.

Deborah Gero. Ms. Gero has been a Director since September 2019. Ms. Gero has also been a Trustee of OSCF since December 2021. Ms. Gero has also been a Director and Chair of the Audit Committee of OCSL since March 2019. Ms. Gero also served as a Director of OCSI from March 2019 until OCSI merged with and into OCSL on March 19, 2021. Ms. Gero has also been a Director of Newport Re Ltd. since May 2019 and The Friends of the Brentwood Art Center since September 2016. Ms. Gero has also served as a member of the Investment Committee of United Way of Greater Los Angeles since November 2020 and as a member of the Subscribers Advisory Board for United Educators Insurance since 2020. Ms. Gero has held various positions with AIG, including as a Senior Managing Director and Deputy Chief Investment Officer of AIG Asset Management, where she was responsible for developing the firm’s investment strategy for approximately $300 billion of insurance company portfolios from 2012 to 2018. She joined AIG in 2009 and served as Chief Risk Officer for the Life and Retirement division until 2012. Before joining AIG, Ms. Gero was a consultant from 2003 to 2009, focusing on collateralized debt obligation investment management and investments in insurance companies. Prior to her work as a consultant, Ms. Gero spent eight years at AIG and its predecessor entities in a variety of capacities including Portfolio Manager of a $3 billion collateralized debt obligation portfolio and Corporate Actuary. Previous experiences include numerous actuarial and asset/ liability management roles at Conseco, Inc., Tillinghast/Towers-Perrin and Pacific Mutual Life Insurance Company. Ms. Gero has previously served as a director of Aurora National Life Insurance Company and New California Life Holdings, as well as several insurance and asset management subsidiaries of AIG. Ms. Gero received a B.A. degree in mathematics from the University of Notre Dame. She is a CFA charterholder, a fellow in the Society of Actuaries and a member of the American Academy of Actuaries.

Interested Director

Armen Panossian. Mr. Panossian has been a Director and has served as the Company’s Chairman, Chief Executive Officer and Chief Investment Officer since September 2019. Since December 2021, Mr. Panossian has also served as Chief Executive Officer, Chief Investment Officer and Chairman of OSCF. Mr. Panossian has also served as Chief Executive Officer and Chief Investment Officer of OCSL since September 2019. Mr. Panossian also served as the Chief Executive Officer and Chief Investment Officer of OCSI from September 2019 until OCSI merged with and into OCSL on March 19, 2021. In addition, Mr. Panossian is a managing director and OCM’s Head of Performing Credit, as well as portfolio manager for OCM’s Strategic Credit strategy. His responsibilities include oversight of the firm’s performing credit activities including the senior loan, high yield bond, convertibles, structured credit, emerging markets debt, mezzanine and direct-lending strategies. Mr. Panossian also serves as co-portfolio manager for Strategic Credit’s Life Sciences Lending platform which focuses on investment opportunities across the healthcare spectrum from biotechnology and pharmaceuticals to medical devices and healthcare services. Mr. Panossian joined OCM in 2007 as a senior member of its Distressed Debt investment team. In January 2014, he joined OCM’s U.S. Senior Loan team to assume co-portfolio management responsibilities and lead the development of OCM’s CLO business. Mr. Panossian joined OCM from Pequot Capital Management, where he worked on their distressed debt strategy. Mr. Panossian received a B.A. degree in economics with honors and distinction from Stanford University, where he was elected to Phi Beta Kappa. Mr. Panossian then went on to receive an M.S. degree in health services research from Stanford Medical School and J.D. and M.B.A. degrees from Harvard Law School and Harvard Business School. Mr. Panossian serves on the Advisory Board of the Stanford Institute for Economic Policy Research. He is a member of the State Bar of California.

Executive Officers

Christopher McKown. Mr. McKown has served as Chief Financial Officer and Treasurer of the Company since January 2022. Mr. McKown has also served as Chief Financial Officer and Treasurer of OSCF since December 2021 and as Chief Financial Officer and Treasurer of OCSL since November 2021. Mr. McKown joined OCM in 2011 and currently serves as a Managing Director responsible for fund accounting and reporting for OCM’s Strategic Credit strategy. Mr. McKown previously served as the Assistant Treasurer of the Company and OCSL, and also served as Assistant Treasurer of OCSI until OCSI merged with and into OCSL on March 19, 2021. Prior to joining OCM, Mr. McKown worked in the audit practice at KPMG LLP. Mr. McKown received a B.A. degree in business economics with a minor in accounting cum laude from the University of California, Los Angeles and is a Certified Public Accountant (inactive).

Mathew Pendo. Mr. Pendo has served as the Company’s President since August 2019 and also served as the Company’s Chief Operating Officer from July 2018 to December 2021. Since December 2021, Mr. Pendo has served as the President of OSCF. Mr. Pendo has also served as Chief Operating Officer of OCSL since October 2017 and President of OCSL since August 2019. Mr. Pendo also served as Chief Operating Officer and President of OCSI from October 2017 and August 2019, respectively, until OCSI merged with and into OCSL on March 19, 2021. Mr. Pendo is also the Head of Corporate Development and Capital Markets for OCM and the Chief Operating Officer of the OCM-managed SPAC vehicle. Prior to joining OCM in 2015, Mr. Pendo was at the investment banking boutique of Sandler O’Neill Partners, where he was a managing director focused on the financial services industry. Mr. Pendo’s prior experience includes servings as Chief Investment Officer of the Troubled Asset Relief Program (TARP) of the U.S. Department of the Treasury, where he was honored with the Distinguished Service Award in 2013. Mr. Pendo began his career at Merrill Lynch, where he spent 18 years, starting in their investment banking division before becoming managing director of the technology industry group. Subsequently, Mr. Pendo was a managing director at Barclays Capital, first serving as co-head of U.S. Investment Banking and then co-head of Global Industrials group. He received a bachelor’s degree in economics from Princeton University, cum laude and is a former board member of Ally Financial and SuperValu Inc.

Matthew Stewart. Mr. Stewart has served as Chief Operating Officer of the Company since December 2021. Mr. Stewart has also served as the Chief Operating Officer of OCSF since December 2021. Mr. Stewart is a senior vice president and investment professional on OCM’s Strategic Credit team. Prior to joining OCM in 2017, Mr. Stewart was a vice president at Fifth Street Management. Prior thereto, he was a director at Stifel Nicolaus where he worked in the Leveraged Finance Group. Mr. Stewart began his career as a senior associate at BDO Consulting in the Business Restructuring group before moving on to serving as a vice president in the institutional fixed income business at Knight Capital Group. He received a B.B.A. in finance and a B.S. in accountancy from Villanova University. Mr. Stewart is a Certified Public Accountant (inactive) and CFA charterholder.

Ashley Pak. Ms. Pak has served as the Company’s Chief Compliance Officer since November 2021. Ms. Pak has also served as the Chief Compliance Officer of OSCF since December 2021. Ms. Pak is a Senior Vice President at OCM and currently serves as Chief Compliance Officer of OCM’s proprietary Investment Company Act platform. Prior to joining OCM in 2007, Ms. Pak spent four years at Associated Securities Corp as a compliance and legal specialist. Ms. Pak received a B.A. degree in business administration from Seattle University, graduating summa cum laude, and went on to receive an M.B.A. from the Isenberg School of Management at UMASS Amherst.

Board Leadership Structure

The Board monitors and performs oversight roles with respect to the Company’s business and affairs, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers. Among other things, the Board approves the appointment of the Company’s investment adviser and executive officers, reviews and monitors the services and activities performed by the Company’s investment adviser and executive officers and approves the engagement of, and reviews the performance of, the independent registered public accounting firm.

Under the Company’s amended and restated bylaws, the Board may designate a chairman to preside over the meetings of the Board and meetings of stockholders and to perform such other duties as may be assigned to him or her by the Board. The Company does not have a fixed policy as to whether the chairman of the Board should be an Independent Director; the Company believes that it should maintain the flexibility to select the chairman and reorganize its leadership structure, from time to time, based on the criteria that is in the Company’s best interests and the best interests of the Company’s stockholders at such time.

Presently, Mr. Armen Panossian serves as the Chairman of the Board. Mr. Panossian’s familiarity with Oaktree’s investment platform and extensive knowledge of the financial services industry qualify him to serve as the Chairman of the Company. The Company believes that it is best served through this existing leadership structure, as Mr. Panossian’s relationship with Oaktree provides an effective bridge and encourages an open dialogue between Oaktree and the Board.

The Company’s corporate governance practices include regular meetings of its Independent Directors in executive session without the presence of interested directors and management, the establishment of an Audit Committee comprised solely of Independent Directors and the appointment of a chief compliance officer, with whom the Independent Directors of the Company meet with in executive session at least once a year, for administering the Company’s compliance policies and procedures.

Board’s Role in Risk Oversight

Our Board performs its risk oversight function primarily through (i) its standing Audit Committee, which reports to the entire Board and is comprised solely of Independent Directors, and (ii) active monitoring by the Company’s chief compliance officer and its compliance policies and procedures.

As described below in more detail, the Audit Committee assists the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the Company’s accounting and financial reporting processes, systems of internal controls regarding finance and accounting, and audit of the Company’s financial statements, as well as the establishment of guidelines and making recommendations to the Board regarding the valuation of the Company’s loans and investments.

The Board also performs its risk oversight responsibilities with the assistance of the Company’s chief compliance officer. The Board annually reviews a written report from the Company’s chief compliance officer discussing the adequacy and effectiveness of the compliance policies and procedures of the Company. The chief compliance officer’s annual report addresses: (i) the operation of the compliance policies and procedures of the Company, its investment adviser and certain other entities since the last report; (ii) any material changes to such policies and procedures since the last report; (iii) any recommendations for material changes to such policies and procedures as a result of the chief compliance officer’s annual review; and (iv) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee compliance. In addition, the Company’s chief compliance officer meets in executive session with the Board’s Independent Directors at least once a year.

The Company believes that the role of the Board in risk oversight is effective and appropriate given the extensive regulation to which it is already subject as a BDC. As a BDC, the Company is required to comply with certain regulatory requirements that are intended to limit the levels of risk in its businesses and operations.

Transactions with Related Persons

The Company is externally managed by Oaktree, an affiliate of OCM, pursuant to an investment advisory agreement (as amended and restated from time to time, the “Investment Advisory Agreement”). Oaktree is a registered investment adviser under the Investment Advisers Act of 1940, as amended, that is a subsidiary of Oaktree Capital Group, LLC (“OCG”), a Delaware limited liability company. In 2019, Brookfield Asset Management Inc. (“Brookfield”) acquired a majority economic interest in OCG. OCG operates as an independent business within Brookfield, with its own product offerings and investment, marketing and support teams.

Pursuant to the Investment Advisory Agreement, the Company pays Oaktree a fee for investment advisory and management services consisting of two components—the Management Fee and the Incentive Fee (each as defined below). All investment professionals of Oaktree and certain of its affiliates who provide investment advisory services to us will be compensated by Oaktree or such affiliates, as described below.

Management Fee

Prior to (i) the listing of the Company’s common stock on a national securities exchange or (ii) an initial public offering of the Company’s common stock that results in gross proceeds to the Company of at least $50 million and a listing of the common stock on a national securities exchange (each of (i) and (ii), a “Qualified Listing”), if any, Oaktree is entitled to receive quarterly in arrears a management fee (the “Management Fee”) equal to 1.00% per annum (the “Applicable Management Fee Percentage”) of the Company’s Gross Asset Value (as defined below); provided, that prior to a Qualified Listing, the Management Fee does not exceed 1.75% per annum of the Unleveraged Asset Value (as defined below). From and after the date of a Qualified Listing, if any, the Applicable Management Fee Percentage will increase to 1.50% per annum of the Company’s Gross Asset Value.

For purposes of calculating the Management Fee, the Gross Asset Value is determined by the Board (including any committee thereof). Until the 12-month anniversary of the initial closing of a private offering of the Company’s common stock, which initial closing occurred on August 6, 2018 (the “Initial Closing”), the Management Fee for each quarter was calculated based on the Company’s average Gross Asset Value at the end of each month during such calendar quarter (prior to taking into account any Incentive Fee); provided, that the Management Fee for the Company’s first calendar quarter was calculated based on the Company’s Gross Asset Value at the end of such calendar quarter (prior to taking into account any Incentive Fee). Following the 12-month anniversary of the Initial Closing, which 12-month anniversary occurred on August 6, 2019, the Management Fee for each quarter is calculated based on the Company’s average Gross Asset Value at the end of such quarter and at the end of the preceding quarter (in each case, prior to taking into account any Incentive Fee); provided, that the Management Fee for the calendar quarter in which the Company consummates a Qualified Listing will be calculated based on the Company’s Gross Asset Value at the end of such calendar quarter (prior to taking into account any Incentive Fee). For the fiscal year ended September 30, 2021, base management fees were $5,277,116.

The term “Gross Asset Value” means the value of the Company’s gross assets, determined on a consolidated basis in accordance with U.S. generally accepted accounting principles (“GAAP”), including portfolio investments purchased with borrowed funds and other forms of leverage, but excluding cash and cash equivalents.

The term “Unleveraged Asset Value” means the Gross Asset Value less the Company’s borrowings for investment purposes determined on a consolidated basis in accordance with GAAP.

Incentive Fee

The Incentive Fee consists of two parts: the Investment Income Incentive Fee and the Capital Gains Incentive Fee (each defined below).

Investment Income Incentive Fee

The Investment Income Incentive Fee is calculated and payable quarterly in arrears based on the Company’s Pre-Incentive Fee Net Investment Income, which means consolidated interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the operating expenses accrued for the quarter

(including the Management Fee, Company expenses and any interest expense or fees on any credit facilities or outstanding debt, but excluding the Incentive Fee). The Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount (“OID”), debt instruments with payment in kind (“PIK”) interest and zero coupon securities), accrued income that has not yet been received in cash. For the avoidance of doubt, the Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding calendar quarter, is compared to a hurdle of 1.50% per quarter (6% annualized) (the “Hurdle Rate”). The Company pays Oaktree an Investment Income Incentive Fee each quarter as follows:

(a)    Hurdle Rate Return: No Investment Income Incentive Fee in any calendar quarter in which the Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate;

(b)    Catch-Up: 100% of the Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than a 1.875% (7.5% annualized) rate of return on the value of the Company’s net assets in such calendar quarter (the “Catch-Up”), which is intended to provide Oaktree with 20% of the Pre-Incentive Fee Net Investment Income as if the Hurdle Rate did not apply, if the Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate in such calendar quarter; and

(c)    80/20 Split: 20% of the Pre-Incentive Fee Net Investment Income, if any, that exceeds a 1.875% (7.5% annualized) rate of return on the value of the Company’s net assets in such calendar quarter, so that once the Hurdle Rate is reached and the Catch-Up in (b) immediately above is achieved, 20% of the Pre-Incentive Fee Net Investment Income thereafter is allocated to Oaktree.

The foregoing calculations will be appropriately prorated for any period of less than three months and adjusted for any issuances or repurchases of Common Stock during a quarter. For the fiscal year ended September 30, 2021, the Investment Income Incentive Fee was $7,155,662.

Capital Gains Incentive Fee

In addition to the Investment Income Incentive Fee described above, Oaktree is entitled to receive a Capital Gains Incentive Fee (as defined below). The Capital Gains Incentive Fee is determined and payable in arrears as of the end of each calendar year. The Capital Gains Incentive Fee is equal to 20% of the realized capital gains, if any, on a cumulative basis from the date of the Initial Closing through the end of each calendar year, computed net of all realized capital losses on a cumulative basis and unrealized capital depreciation, less the aggregate amount of any previously paid Capital Gains Incentive Fee with respect to each of the investments in the Company’s portfolio, provided that the Capital Gains Incentive Fee determined as of December 31, 2018, if any, was calculated for a period of shorter than 12 calendar months to take into account any realized capital gains computed net of all realized capital losses and unrealized capital depreciation from the date of the Initial Closing through the end of 2018 (the “Capital Gains Incentive Fee,” and together with the Investment Income Incentive Fee, the “Incentive Fee”).

Although the Capital Gains Incentive Fee due to Oaktree is not payable until it is contractually due based on the Investment Advisory Agreement, the Company accrues this component at the end of each reporting period based on the Company’s realized capital gains, if any, on a cumulative basis from the date of the Initial Closing through the end of each reporting period, computed net of all realized capital losses on a cumulative basis and unrealized capital depreciation, less the aggregate amount of any previously paid Capital Gains Incentive Fee, as contractually included in the calculation of the Capital Gains Incentive Fee, plus the cumulative amount of unrealized capital appreciation. If such amount is positive at the end of a period, then the Company accrues an incentive fee equal to 20% of such amount. If such amount is negative, then there is no accrual for such period or an appropriate reduction in any amount previously accrued. U.S. GAAP requires that the Capital Gains Incentive Fee accrual consider cumulative unrealized capital appreciation in the calculation, as a Capital Gains Incentive Fee would be payable if such unrealized capital appreciation were realized. There can be no assurance that such unrealized capital appreciation will be realized in the future. For the fiscal year ended September 30, 2021, the accrued Capital Gains Incentive Fee was $2,029,815.

The Investment Advisory Agreement may be terminated by either party without penalty, upon 60 days’ written notice to the other party, by the vote of a majority of the outstanding voting securities of the Company, or by the vote of the Company’s directors or by Oaktree.

Administration Agreement

The Company is externally administered pursuant to an administration agreement (the “Administration Agreement”) with Oaktree Administrator, an affiliate of Oaktree. Pursuant to the Administration Agreement, Oaktree Administrator furnishes the Company with office facilities (certain of which are located in buildings owned by a Brookfield affiliate), equipment and clerical, bookkeeping and recordkeeping services at such facilities. Under the Administration Agreement, Oaktree Administrator also performs, or oversees the performance of, the Company’s required administrative services, which include, among other things, providing assistance in accounting, legal, compliance, operations, technology and investor relations, and being responsible for the financial records that the Company is required to maintain and preparing reports to stockholders and reports filed with the SEC. In addition, Oaktree Administrator assists the Company in determining and publishing the net asset value, overseeing the preparation and filing of tax returns and the printing and dissemination of reports to the Company’s stockholders, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others.

Payments under the Administration Agreement are equal to an amount that reimburses Oaktree Administrator for its costs and expenses incurred in performing its obligations under the Administration Agreement and providing personnel and facilities. The Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party, by the vote of a majority of the Company’s outstanding voting securities, or by the vote of the Company’s directors or by Oaktree Administrator. In addition, Oaktree Administrator entered into a sub-administration agreement (the “Sub-Administration Agreement”) with State Street Bank and Trust Company (“State Street”), pursuant to which State Street provides for certain administrative and professional services. The Company bears all of the costs and expenses of any sub-administration agreements that Oaktree Administrator enters into.

For the avoidance of doubt, the Company bears its allocable portion of the costs of the compensation, benefits, and related administrative expenses (including travel expenses) of the Company’s officers who provide operational and administrative services under the Administration Agreement, their respective staffs and other professionals who provide services to the Company (including, in each case, employees of Oaktree Administrator or an affiliate) who assist with the preparation, coordination, and administration of the foregoing or provide other “back office” or “middle office” financial or operational services to the Company. The Company reimburses Oaktree (or its affiliates) for an allocable portion of the compensation paid by Oaktree (or its affiliates) to such individuals (based on a percentage of time such individuals devote, on an estimated basis, to the Company’s business and affairs and to acting on the Company’s behalf). The Board reviews the fees payable under the Administration Agreement to determine that these fees are reasonable and comparable to administrative services charged by unaffiliated third parties.

For the fiscal year ended September 30, 2021, the Company incurred $499,710 of expenses under the Administration Agreement.

Placement Agent Agreement

The Company has entered into a Placement Agent Agreement with OCM Investments, LLC (the “Placement Agent”), an affiliate of Oaktree, which may require investors (other than investors sourced by the Company, Oaktree, the Placement Agent or their respective affiliates) to pay a distribution fee to the Placement Agent for its services. Although the Company does not pay any fees to the Placement Agent, the Company indemnifies the Placement Agent in connection with its activities.

Review, Approval or Ratification of Transactions with Related Persons

The Independent Directors of the Company are required to review, approve or ratify any transactions with related persons (as such term is defined in Item 404 of Regulation S-K).

Material Conflicts of Interest

Our executive officers and directors, and certain members of Oaktree, serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do, or of investment funds managed by Oaktree’s affiliates. For example, Oaktree presently serves as the investment adviser to OSCF and OCSL. OCSL has historically invested in debt and debt-like instruments similar to those we target for investment and OCSF will likewise target similar investments. Therefore, there may be certain investment opportunities that satisfy our investment criteria and that of OSCF, OCSL or other investment funds and accounts advised or sub-advised by Oaktree or its affiliates (collectively, the “Other Oaktree Funds”). OSCF and OCSL each operate as distinct and separate entities, and any investment in the Company’s common stock will not be an investment in OSCF or OCSL. In addition, all of our executive officers serve in substantially similar capacities for OSCF and OCSL. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in our best interests or the best interests of our stockholders. For example, the personnel of Oaktree may face conflicts of interest in the allocation of investment opportunities to us and such other funds and accounts.

Oaktree has investment allocation guidelines that govern the allocation of investment opportunities among us and the Other Oaktree Funds. To the extent an investment opportunity is appropriate for us, OSCF or OCSL or any of the Other Oaktree Funds, Oaktree will adhere to its investment allocation guidelines in order to determine a fair and equitable allocation.

We invest alongside the Other Oaktree Funds in certain circumstances where doing so is consistent with applicable law and SEC staff interpretations. For example, we may invest alongside such Other Oaktree Funds consistent with guidance promulgated by the staff of the SEC permitting us and such Other Oaktree Funds to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that Oaktree, acting on our behalf and on behalf of other clients, negotiates no term other than price or terms related to price.

In addition, on December 15, 2020, Oaktree, the Company and certain of their affiliates received exemptive relief from the SEC to allow certain managed funds and accounts, each of whose investment adviser is Oaktree or an investment adviser controlling, controlled by or under common control with Oaktree, to participate in negotiated co-investment transactions, where doing so is consistent with the applicable registered fund’s or BDC’s investment objective and strategies as well as regulatory requirements and other pertinent factors, and pursuant to the conditions of the exemptive relief (the “Exemptive Relief”). Each potential co-investment opportunity that falls under the terms of the Exemptive Relief and is appropriate for us and any affiliated fund or account, and satisfies the then-current board-established criteria, will be offered to us and such other eligible funds and accounts. If there is a sufficient amount of securities to satisfy all participants, the securities will be allocated among the participants in accordance with their proposed order size and if there is an insufficient amount of securities to satisfy all participants, the securities will be allocated pro rata based on the investment proposed by the applicable investment adviser to such participant, up to the amount proposed to be invested by each, which is reviewed and approved by an independent committee of legal, compliance and accounting professionals at Oaktree. We may also invest alongside funds managed by Oaktree and its affiliates in certain circumstances where doing so is consistent with applicable law and SEC staff interpretations. For example, we may invest alongside such accounts consistent with guidance promulgated by the staff of the SEC permitting us and such other accounts to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that Oaktree, acting on our behalf and on behalf of other clients, negotiates no term other than price.

Although Oaktree will endeavor to allocate investment opportunities in a fair and equitable manner, we and our stockholders could be adversely affected to the extent investment opportunities are allocated among us and the Other Oaktree Funds. We might not participate in each individual opportunity, but will, on an overall basis, be entitled to participate equitably with other entities managed by Oaktree and its affiliates. Oaktree seeks to treat all clients fairly and equitably such that none receive preferential treatment vis-à-vis the others over time, in a manner consistent with its fiduciary duty to each of them; however, in some instances, especially in instances of limited liquidity, the factors may not result in pro rata allocations or may result in situations where certain funds or accounts receive allocations where others do not.

Pursuant to the Investment Advisory Agreement, Oaktree’s liability is limited and we are required to indemnify Oaktree against certain liabilities. This may lead Oaktree to act in a riskier manner in performing its duties and obligations under the Investment Advisory Agreement than it would if it were acting for its own account, and creates a potential conflict of interest.

Pursuant to the Administration Agreement, Oaktree Administrator furnishes us with the facilities, including our principal executive office, and administrative services necessary to conduct our day-to-day operations. We pay Oaktree Administrator our allocable portion of overhead and other expenses incurred by the Oaktree Administrator or such affiliate in performing its obligations and services under the Administration Agreement, such as rent and our allocable portion of the cost of personnel attributable to performing such obligations and services, including, but not limited to, marketing, legal and other services performed by the Oaktree Administrator or such affiliate for us. This arrangement creates conflicts of interest that our Board must monitor.

Corporate Governance

Our Board of Directors

Board Composition

Our Board consists of four members. Pursuant to our amended and restated certificate of incorporation, the Board is divided into three classes, with the members of each class each serving staggered, three-year terms. The initial term of our Class I Directors will expire at the Meeting; the term of our Class II Director will expire at the 2023 annual meeting of stockholders; and the term of our Class III Director will expire at the 2024 annual meeting of stockholders.

Ms. Keller serves as a Class II Director (with a term expiring at the 2023 annual meeting of stockholders). Mr. Panossian serves as a Class III Director (with a term expiring at the 2024 annual meeting of stockholders). Each of Mr. Mosko and Ms. Gero serves as a Class I Director (with a term expiring at the Annual Meeting).

Independent Directors

Pursuant to Section 56 of the 1940 Act, a majority of a BDC’s board of directors must be comprised of Non-Interested Directors. In addition, our Board has determined that it is appropriate to have a board of directors with at least a majority of directors that meet the definition of “independent directors” under the corporate governance standards of NASDAQ. Under NASDAQ corporate governance standards, in order for a director to be deemed independent, our Board must determine that the individual does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities.

Consistent with these considerations, after review of all relevant transactions and relationships between each director, or any of his or her family members, and the Company, Oaktree, or of any of their respective affiliates, the Board has determined that each of Ms. Gero, Ms. Keller and Mr. Mosko qualifies as an Independent Director. Each director who serves on the Audit Committee is an Independent Director for purposes of Rule 10A-3 under the Exchange Act.

Interested Directors

Mr. Panossian is considered an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Company because of his relationship with us, Oaktree or affiliated persons of Oaktree.

Meetings and Attendance

Our Board held four quarterly meetings during the fiscal year ended September 30, 2021, and acted on occasion by written consent. No Independent Director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she has been a director) and the total number of meetings held by all committees of the Board on which he or she served (held during the period that he or she served).

Board and Committee Attendance

All directors are expected to attend at least 75% of the aggregate number of meetings of our Board and of the committee on which they serve. We require each director to make a diligent effort to attend all Board and committee meetings. The Company encourages, but does not require, the members of the Board to attend the Company’s annual meeting of its stockholders.

Communications with Directors

Our Board has established procedures whereby our stockholders and other interested parties may communicate with any member of our Board, the chair of any of our Board committees or with our Independent Directors as a group by mail addressed to the applicable directors or director group, to Oaktree Strategic Income II, Inc., 333 South Grand Avenue, 28th Floor, Los Angeles, California, 90071, Attention: General Counsel and Secretary. All such communications, other than unsolicited commercial solicitations, will be forwarded to the appropriate director, or directors, for review.

Code of Business Conduct

The Company has adopted a Code of Business Conduct which applies to, among others, executive officers, including the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and all other officers, employees and directors of the Company. There have been no material changes to our Code of Business Conduct or material waivers of Code of Business Conduct that apply to our Chief Executive Officer or Chief Financial Officer. We hereby undertake to provide a copy of the Code of Business Conduct to any person, without charge, upon request. Requests for a copy of the Code of Business Conduct may be made in writing addressed to Oaktree Strategic Income II, Inc., 333 South Grand Avenue, 28th Floor, Los Angeles, California, 90071, Attention: General Counsel and Secretary.

Committees of the Board of Directors

Our Board has established an Audit Committee and may establish additional committees in the future. Our Board does not have a standing nominating committee because it believes the function typically served by this committee is best handled by those directors whose term is not expiring currently. Our Board does not have a standing compensation committee because our executive officers do not receive any direct compensation from us. The compensation of the directors who are not considered “interested persons” of our Company is discussed under “— Compensation and Insider Participation — Compensation of Independent Directors” below.

Audit Committee

The Audit Committee is currently composed of Ms. Keller and Mr. Mosko, each of whom is an Independent Director. Ms. Keller serves as Chair of the Audit Committee. Our Board has determined that Ms. Keller is an

“audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. Each of Ms. Keller and Mr. Mosko meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act. The Audit Committee operates pursuant to a charter approved by our Board, which sets forth the responsibilities of the Audit Committee. A copy of the charter was attached as Attachment A to the Company’s definitive proxy statement for the fiscal year ended September 30, 2018, which the Company filed with the SEC on June 7, 2019. The Audit Committee’s responsibilities include establishing guidelines and making recommendations to our Board regarding the valuation of our loans and investments, selecting our independent registered public accounting firm, reviewing with such independent registered public accounting firm the planning, scope and results of their audit of our financial statements, pre-approving the fees for services performed, reviewing with the independent registered public accounting firm the adequacy of internal control systems, reviewing our annual financial statements, overseeing internal audit staff and periodic filings and receiving our audit reports and financial statements.

The Audit Committee held eight meetings during the fiscal year ended September 30, 2021.

Nominating Committee

Nomination for election as a director may be made by Board or by stockholders in compliance with the procedures set forth in our amended and restated bylaws.

Our Board seeks candidates who possess the background, skills and expertise to make a significant contribution to us, the Board and our stockholders. In considering possible candidates for election as a director, the Board takes into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:

•	are of high character and integrity;

•	are accomplished in their respective fields, with superior credentials and recognition;

•	have relevant expertise and experience upon which to be able to offer advice and guidance to management;

•	have sufficient time available to devote to our affairs;

•	are able to work with the other members of our Board and contribute to our success;

•	can represent the long-term interests of our stockholders as a whole; and

•	are selected such that our Board represents a range of backgrounds and experience.

Our Board has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the Board considers and discusses diversity, among other factors, with a view toward the needs of our Board as a whole. The Board generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to our Board, when identifying and recommending director nominees. The Board believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the goal of creating a board of directors that best serves our needs and the interests of our stockholders.

The Independent Director or Directors whose term is not expiring selects and evaluates any candidates for Independent Director at such meeting, and the director or directors whose term is not expiring select and evaluate candidates for interested directors at such meeting, in each case in accordance with the criteria set forth above. Such Independent Directors and Directors, as applicable, are then responsible for recommending to the Board a slate of nominees for Independent Director and interested director positions, as applicable, for the Board’s approval. Generally, candidates for a position as a member of the Board are suggested by existing members of the Board; however, the Board will consider stockholder recommendations for candidates for the Board, and will evaluate any such recommendations using the criteria set forth above.

Compensation Committee

We do not have a standing compensation committee because our executive officers do not receive any direct compensation from us. The compensation of the Independent Directors is determined solely by those Independent Directors.

Involvement in Certain Legal Proceedings

The Company may become party to certain lawsuits in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. The Company is not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against the Company.

Election of Officers

Our Board elects our officers and each of our officers serves until his or her earlier death, resignation or termination or until his or her successor is duly elected and qualified.

Compensation and Insider Participation

Compensation of Independent Directors

Each Independent Director receives the following amounts for serving as a director of the Company: (i) a $50,000 annual fee; and (ii) an annual fee of $5,000 for the Chair of our Audit Committee.

The Independent Directors review their own compensation and recommend to the Board the appropriate level of compensation. In conducting their review, the Independent Directors use such information as they deem relevant, including compensation paid to directors of other BDCs of similar size and the time and effort required of the directors in fulfilling their responsibilities to the Company. The Board then determines the compensation of the Independent Directors. This level of compensation may be adjusted from time to time.

The following table sets forth information concerning total compensation earned by or paid to each of our Independent Directors during the fiscal year ended September 30, 2021:

	Fees Earned or Paid in Cash	Total Compensation from the Company	Total Compensation from the Fund Complex(1)
Allison Keller, Independent Director	$55,000	$55,000	$55,000
Stephen Mosko, Independent Director	$50,000	$50,000	$50,000
Deborah Gero, Independent Director	$50,000	$50,000	$213,403

(1)	“Fund Complex” includes the Company, OCSL and OSCF, each a BDC that has the same investment adviser, Oaktree, and administrator, Oaktree Administrator, as the Company.

Compensation of Executive Officers

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of Oaktree or its affiliates or by subcontractors, pursuant to the terms of the Investment Advisory Agreement entered into by and between the Company and Oaktree, and the Administration Agreement entered into by and between the Company and Oaktree Administrator. Each of our executive officers is an employee of Oaktree or its affiliates. Our day-to-day investment operations are managed by Oaktree. Most of the services necessary for the origination and administration of our investment portfolio are provided by investment professionals employed by the Adviser or its affiliates or by subcontractors.

No compensation is expected to be paid to directors who are interested directors.

Securities Trading Policy

The Company has adopted a Securities Trading Policy that, among other things, prohibits directors, officers and other employees from entering into a short sale transaction or transactions in puts, calls or other derivative securities, on an exchange or in any other organized market, with respect to the Company’s securities or use any other derivative transaction or instrument to take a short position in respect of the Company’s securities. The Company’s Securities Trading Policy permits share pledges in limited cases with the pre-approval of the Company’s chief compliance officer.

Required Vote

Directors are elected by a plurality of all the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Shares represented by broker non-votes also are not considered votes cast and thus have no effect on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF DEBORAH GERO AND “FOR” THE ELECTION OF STEPHEN MOSKO

PROPOSAL 2 — RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2022 FISCAL YEAR

Upon the recommendation of our Audit Committee, our Board has selected EY to serve as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending September 30, 2022.

While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent auditor, we are requesting, as a matter of good corporate governance, that the stockholders ratify the appointment of EY as our independent registered public accounting firm. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain EY and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

It is expected that a representative of EY will participate in the virtual Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

Independent Auditor’s Fees

The following table presents fees for professional services rendered by EY for the fiscal years ended September 30, 2021 and 2020.

	2021	2020
Audit Fees	$275,000	$250,000
Audit-Related Fees	$—	$—
Aggregate Non-Audit Fees:
Tax Fees	$60,500	$48,000
All Other Fees	—	—
Total Aggregate Non-Audit Fees	$60,500	$48,000

Total Fees	$335,000	$298,000

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of the Company’s year-end financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state and local tax compliance.

All Other Fees. All other fees would include fees for products and services other than the services reported above.

Aggregate Non-Audit Fees. Aggregate non-audit fees billed by EY to Oaktree and its affiliates who provide on-going services to the Company during the fiscal years ended September 30, 2021 and 2020 were $7,216,803 and $7,347,860, respectively. The Audit Committee does not consider the provision of such services to be incompatible with maintaining EY’s independence.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy is required to approve this proposal. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Because brokers will have discretionary authority to vote for the ratification of the selection of the Company’s registered independent public accounting firm in the event that they do not receive voting instructions from the beneficial owner of shares of our common stock, there should not be any broker non-votes with respect to this proposal.

The Board unanimously recommends a vote “FOR” the proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2022.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended September 30, 2021.

As part of its oversight of the Company’s financial statements, the Company’s Audit Committee reviewed and discussed with both management and its independent registered public accounting firm the Company’s audited financial statements filed with the SEC as of and for the fiscal year ended September 30, 2021. The Company’s management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles (GAAP), and reviewed significant accounting issues with the Audit Committee. The Company’s Audit Committee discussed with its independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Company’s Audit Committee concerning independence, and the Audit Committee discussed the subject of independence with the independent registered public accounting firm.

The Company’s Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by its independent registered public accounting firm. Pursuant to the policies, the Company’s Audit Committee pre-approves the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the firm’s independence.

Any requests for audit, audit-related, tax, and other services that have not received general pre-approval must be submitted to the Company’s Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to a subcommittee of one of its members. The member to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Company’s Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

The Company’s Audit Committee has reviewed the audit and non-audit services and fees paid by the Company to its independent registered public accounting firm.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements as of and for the fiscal year ended September 30, 2021, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, for filing with the SEC. The Audit Committee also recommended the selection of Ernst & Young LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2022.

Audit Committee

Allison Keller, Chair

Stephen Mosko, Member

OTHER MATTERS

Stockholder Proposals

Any stockholder proposals submitted pursuant to the SEC’s Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2023 annual meeting of stockholders must be received by the Company on or before September 22, 2022. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Oaktree Strategic Income II, Inc., 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, Attention: General Counsel and Secretary.

Stockholder proposals or director nominations for the Company to be presented at the 2023 annual meeting of stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of the Company not more than 120 days and not less than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the 2023 annual meeting of stockholders, the Company must receive such proposals and nominations no earlier than November 4, 2022 and no later than December 4, 2022. In the event that the date of the annual meeting of stockholders for 2023 is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the 2022 annual meeting of stockholders, notice by the stockholder to be timely must be delivered to the Company not later than the later of the close of business on the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Proposals and nominations must also comply with the other requirements contained in the Company’s amended and restated bylaws, including supporting documentation and other information and representations. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting unless certain securities law requirements are met. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

The Company’s Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of comments regarding financial statement disclosures, accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Interested parties may contact the Company’s chief compliance officer or the Chair of the Company’s Audit Committee regarding Accounting Matters in writing at the address of the Company.

Other Business

The Company’s Board does not presently intend to bring any other business before the Annual Meeting. As to any other business that may properly come before the Annual Meeting, however, proxies will be voted in respect thereof in accordance with the discretion of the proxyholders.

Whether or not you expect to participate in the virtual Annual Meeting, please follow the instructions on the enclosed proxy card to vote via the Internet or telephone, or sign, date and return the enclosed proxy card in the postage-paid envelope provided so that you may be represented at the Annual Meeting. The Annual Meeting will be a completely virtual meeting of stockholders and will be conducted exclusively by webcast. To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/osi22022 and enter the 16-digit control number included on the proxy card you received or in the instructions that accompanied your proxy materials. Online check-in will begin at 11:25 a.m., Pacific Time. Please allow time for online check-in procedures. For questions regarding the virtual Annual Meeting and voting, please contact us by calling us collect at (213) 830-6300, by e-mail to the Company at mgallegly@oaktreecapital.com, or by writing to Oaktree Strategic Income II, Inc., 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, Attention: General Counsel and Secretary.

Delivery of Proxy Materials

Please note that only one copy of the proxy statement for the Annual Meeting, the 2021 Annual Report or Notice of Annual Meeting may be delivered to two or more stockholders of record of the Company who share an address unless we have received contrary instructions from one or more of such stockholders. We will deliver promptly, upon request, a separate copy of any of these documents to stockholders of record of the Company at a shared address to which a single copy of such document(s) was delivered. Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by calling us collect at (213) 830-6300 or by writing to the Company, 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, Attention: General Counsel and Secretary.

Available Information

We file periodic reports, current reports, proxy statements and other information with the SEC. This information is available at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549 and on the SEC’s website at www.sec.gov. The public may obtain information on the operation of the SEC’s public reference room by calling the SEC at (202) 551-8090. This information, including the Company’s most recent Annual Report on Form 10-K, is also available free of charge by calling us collect at (213) 830-6300, or by writing to the Company, 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, Attention: General Counsel and Secretary. The information on the SEC’s website is not incorporated by reference into this proxy statement.

OAKTREE STRATEGIC INCOME II, INC. C/O OAKTREE CAPITAL MANAGEMENT, L.P. 333 SOUTH GRAND AVENUE, 28TH FLOOR LOS ANGELES, CA 90071

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/osi22022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D65110-P64940 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

OAKTREE STRATEGIC INCOME II, INC. (the “Company”)

The Board of Directors recommends you vote FOR the following proposals:

1. The election of two directors, who will each serve until the 2025 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified.

	Nominees:	For	Withhold

	1a. Deborah Gero	☐	☐
	1b. Stephen Mosko	☐	☐			For	Against	Abstain

2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2022.						☐	☐	☐

Please refer to the Proxy Statement for a discussion of each proposal.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — —

D65111-P64940

OAKTREE STRATEGIC INCOME II, INC.

Annual Meeting of Stockholders

March 4, 2022, 11:30 AM, PST

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mary Gallegly, Armen Panossian and Mathew Pendo, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of OAKTREE STRATEGIC INCOME II, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:30 AM, PST on March 4, 2022, at www.virtualshareholdermeeting.com/osi22022, and at any adjournment or postponement thereof. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement and the Annual Report on Form 10-K and revokes any proxy heretofore given with respect to the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. Additionally, the named proxies are also authorized to vote in their discretion on such other matters as may properly come before the Annual Meeting of Stockholders or at any postponement or adjournment thereof.

Continued and to be signed on reverse side